UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

Montage Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 West John Carpenter Freeway, Suite 300 Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 444-1647

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	MR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2020, Montage Resources Corporation (the “Company”) appointed Matthew Rucker as Executive Vice President and Chief Operating Officer of the Company.  Mr. Rucker replaces Oleg Tolmachev, the Company’s former Executive Vice President and Chief Operating Officer.  Mr. Tolmachev’s employment with the Company was terminated effective June 1, 2020.

Mr. Rucker, age 34, previously served as the Company’s Executive Vice President, Resource Planning and Development, since the consummation of the Company’s business combination transaction with Blue Ridge Mountain Resources, Inc. (“Blue Ridge”) in February 2019.  He served as Vice President, Resource Planning and Development of Blue Ridge since November 2016. Prior to joining Blue Ridge, Mr. Rucker served as a Production Superintendent for Chesapeake Energy Corporation (“Chesapeake”) from January 2014 to October 2016, overseeing Chesapeake’s Utica Shale production. As a member of Chesapeake’s Eastern Division leadership team, Mr. Rucker focused on the safe and efficient optimization of production in the Utica Shale and led an operating team of over 45 employees. During his service at Chesapeake, Mr. Rucker held several engineering positions in the Marcellus and Utica Shale Asset Teams within reservoir, primarily focused on strategic joint ventures, divestitures, acquisitions and resource development planning. Mr. Rucker graduated with a Bachelor of Science degree in Petroleum Engineering from Marietta College in 2007, where he continues to serve as Chair of the Marietta College Industry Advisory Council. He is a member of the Society of Petroleum Engineers.

Effective March 1, 2019, the Company and Mr. Rucker entered into an Executive Employment Agreement in connection with his promotion to the position of Executive Vice President, Resource Planning and Development.  Effective June 1, 2020, the Company and Mr. Rucker entered into an amendment to the Executive Employment Agreement (the “Amendment”) solely to reflect his appointment as the Company’s Executive Vice President and Chief Operating Officer.  A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no other arrangements or understandings between Mr. Rucker and any other person pursuant to which Mr. Rucker was appointed as Executive Vice President and Chief Operating Officer of the Company. There are also no family relationships between Mr. Rucker and any director or executive officer of the Company, and Mr. Rucker has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 2, 2020, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other things, an increase in the Company’s second quarter and full year 2020 production guidance and the appointment of Mr. Rucker as the Company’s Executive Vice President and Chief Operating Officer.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Executive Employment Agreement, dated as of June 1, 2020, by and between Montage Resources Corporation and Matthew Rucker.
99.1	Press Release, dated June 2, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAGE RESOURCES CORPORATION

Date: June 2, 2020	By:	/s/ Paul M. Johnston
	Name:	Paul M. Johnston
	Title:	Executive Vice President, General Counsel and Corporate Secretary